UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 28, 2020

GAIA, INC.

(Exact Name of Registrant as Specified in its Charter)

Colorado	000-27517	84-1113527
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

833 West South Boulder Road, Louisville, CO 80027-2452
(Address of Principal Executive Offices; Zip Code)

Registrant’s telephone number, including area code: (303) 222-3600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	GAIA	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 28, 2020 Gaia, Inc. successfully completed the refinancing of its corporate campus, reducing the interest rate from 5.75% to 3.75% per annum.

Boulder Road LLC (“Boulder Road”), a wholly-owned subsidiary of Gaia, Inc. (“Gaia”), and Westside Boulder, LLC (“Westside” and, together with Boulder Road, “Borrower”) entered into a loan agreement (the “Loan Agreement”) with Great Western Bank, as lender, providing for a mortgage loan in the principal amount of $13 million (the “Loan”).  The Loan bears interest at a fixed rate of 3.75% per annum and matures on December 28, 2025. Principal and interest on the Loan is payable in equal monthly installments of $66,837. Westside and Boulder Road each received 50% of the Loan and will be responsible for 50% of the monthly installments. The Loan is secured by a deed of trust, assignment of rents, security agreement and fixture filing on Gaia’s corporate campus in Louisville, Colorado, a portion of which is owned by Boulder Road and Westside as tenants-in-common and the remainder of which is owned by Boulder Road.  Borrower may prepay the Loan, in whole or in part, at any time, subject to a prepayment premium if the Loan is refinanced with another financial institution within three years. The Loan Agreement and related documents evidencing and/or securing the Loan contain customary terms and conditions, including customary events of default and remedies of the lender.  Pursuant to an unconditional guaranty of payment dated as of December 28, 2020 (the “Guaranty”), Gaia guaranteed the Loan plus any additional amounts for which Boulder Road and Westside may be liable to the lender. Gaia used a portion of the net proceeds from the Loan to repay a $4 million loan from an affiliate of Westside Boulder on December 29, 2020. Gaia will use the remainder of its portion of the net proceeds for general corporate purposes.

The foregoing descriptions of the Loan Agreement and the Guaranty do not purport to be complete and are subject to and qualified in their entirety by reference to the full text of the Loan Agreement and the Guaranty, which are filed as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information set forth under Item 1.01 is incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

10.1	Loan Agreement dated as of December 28, 2020 between Boulder Road LLC and Westside Boulder, LLC as borrower and Great Western Bank as lender
10.2	Unconditional Guaranty of Payment dated as of December 28, 2020 between Gaia, Inc. as guarantor and Great Western Bank as lender
104	Cover Page Interactive Data File

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAIA, INC.

By:  /s/ Paul Tarell
        Name: Paul Tarell
        Title: Chief Financial Officer

Date: January 4, 2021